**Westside Advisors LLC – Assignment of 2,500,000 Founder Shares**

Per the agreement made on the 30th day of August, 2022, between Novusterra Inc. ("NOVS"), Andrew Weeraratne ("AW"), Mark Jensen ("MJ") and Westside Advisors LLC ("WA"), WA and MJ entered into an agreement to take over the management of NOVS. As part of the agreement, AW transferred 2,500,000 of his NOVS founder shares to WA or its assignee. After AW transferred the 2,500,000 shares, he still retained 1,665,741 shares or approximately 10% of NOVS.

Effective August 30, 2022, as the owner of the 2,500,000 founder shares, WA will retain 50,000 founder shares and assignee the remaining 2,450,000 founder shares to the following individuals in the below noted quantity of shares:

| Name | Shares |
|---|---|
| Gregory Jensen | 1,100,000 |
| Jeff Peterson | 350,000 |
| Joshua Brumbaugh | 500,000 |
| Chris Moorman | 25,000 |
| Lyndsay Kline | 25,000 |
| T Squared Partners LP | 100,000 |
| Amanda Kruse | 20,000 |
| SAS Partners LLC | 230,000 |
| Wabash Enterprises LLC | 25,000 |
| Royalty Management Corporation | 75,000 |
| Total Founder Shares Assigned per Above | 2,450,000 |

As the Managing Member of Westside Advisors LLC, I agree to the above assignment of founder shares.

For Westside Advisors LLC

Mark Jensen
Managing Member
Westside Advisors LLC
12115 Visionary Way, Suite 174
Fishers, IN 46038